Exhibit 10.1
AMENDMENT NUMBER ONE
to the
WALGREEN CO. 2011 EXECUTIVE DEFERRED COMPENSATION PLAN
     Effective January 1, 2011, the Walgreen Co. 2011 Executive Deferred Compensation Plan (the “Plan”) is amended by adding the following language to the end of Section 4(A):
     “Notwithstanding the foregoing, executives who were eligible to participate or were participating as of September 30, 2010 in the Walgreen Co. Profit-Sharing Restoration Plan may elect to defer up to 15% of their base salary as of January 1, 2011.”